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                                                                   Exhibit 99.1


Media Contact:      Gary Rhodes, The Kroger Co. (513) 762-1304
Investor Contact:   Kathy Kelly, The Kroger Co. (513) 762-4969

              KROGER REPORTS RECORD EARNINGS, BEFORE MERGER COSTS,
                           FOR SECOND QUARTER OF 1999

         CINCINNATI, OH, September 14, 1999 -- The Kroger Co. (NYSE: KR) today reported record second-quarter earnings per share, on a diluted basis after excluding all costs related to the merger with Fred Meyer, Inc. and before an extraordinary item, of $0.24 for the quarter ended August 14, 1999.

         These results represent an increase of approximately 26% over estimated combined earnings before an extraordinary item of $0.19 per share for the second quarter of 1998. The prior-year estimate includes the actual results of Fred Meyer before merger costs and an estimate of Kroger's pre-merger results, excluding one-time expenses, to reflect the change to a new fiscal calendar last January.

         Including merger costs of $229.9 million pre-tax or $146.5 million after taxes, Kroger earned $0.06 per diluted share before an extraordinary item in the second quarter of 1999.

         Adjusting for the change in Kroger's fiscal calendar and excluding sales from divested stores, total sales for the second quarter of 1999 increased 6.2% to $10.3 billion. Identical food store sales grew 2.6%. Comparable store sales, which include relocations and expansions, rose 3.6% for the quarter. Identical and comparable sales exclude stores that changed names during the past year.

         EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO and unusual items) for the second quarter of 1999 totaled $705 million.




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         "Kroger continued its solid performance record in the second quarter of
1999," said Joseph A. Pichler, Kroger chairman and chief executive officer. "Our strong sales momentum was generated by new merchandising programs, the introduction of more than 100 new private-label products and another fine performance from our manufacturing operations."

         Kroger opened, expanded, relocated or acquired 19 stores during the second quarter, increasing overall square footage by 4.1%. Capital expenditures for the quarter totaled $404 million and net total debt increased by $204 million to $8.3 billion from a year ago.

         For the first two quarters of 1999, Kroger reported diluted earnings before extraordinary item of $0.50 per share, excluding merger costs. On this basis, these results represent an increase of approximately 22% over estimated combined diluted earnings of $0.41 per share for the first half of 1998. The prior-year estimate includes the actual results of Fred Meyer before merger costs and an estimate of Kroger's pre-merger results, excluding one-time expenses, to reflect the change to a new fiscal calendar. The 1999 figures also include a full 28 weeks of results from Ralphs, which was acquired by Fred Meyer on March 10, 1998, thus contributing only 23 weeks of results during the 1998 period.

         Adjusting for these changes, and excluding sales from divested stores in 1998, total sales in the first two quarters of 1999 increased approximately 5.6% to $23.8 billion. EBITDA totaled $1.58 billion for the first half of 1999.

         Robert G. Miller, Kroger vice chairman and chief operating officer, said the integration of the Kroger and Fred Meyer organizations continues to proceed smoothly. "We're making tremendous progress at all levels of the organization. For example, we recently introduced a three-tier merchandising strategy for our private-label business that will offer a wide variety of groceries and perishable products to our diverse customer base. In addition, we've been able to leverage our purchasing power to obtain better pricing for a broad array of products, including seasonal items, pharmaceuticals and perishables."

         Mr. Miller said the Company remains comfortable with achieving the projected $40 million in synergy savings by the end of the current fiscal year.



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         The Company completed the conversion of 35 Smith's stores in Phoenix and Tucson to the Fry's banner during the second quarter of 1999. Since the end of the second quarter, the Company has added the Jay C Stores chain in southern Indiana and has converted and opened 14 of the 41 stores in northern California that are being acquired from Albertson's, Inc.

         Entering the second half of 1999, Mr. Pichler said Kroger remains comfortable with analysts' consensus earnings forecast for the 1999 fiscal year, excluding merger-related costs.

         Headquartered in Cincinnati, Ohio, Kroger is the nation's largest retail grocery chain. Following the recent merger with Fred Meyer, Inc. Kroger now operates 2,192 grocery stores, 796 convenience stores, 380 fine jewelry stores and 43 food processing plants.

                                      # # #

         This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. We assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, material adverse changes in the business or financial condition of Kroger and other factors affecting the businesses of the Company which are described in filings with the Securities and Exchange Commission.

         Certain 1998 information included in this release has been estimated in order to present the 1998 information as if the decision to change Kroger's fiscal year had been made at the beginning of 1998. The 1998 information included in the Company's Forms 10-Q filed with the SEC during 1999 will be for different periods than those in the newly adopted fiscal year and may not agree with certain 1998 estimated information included in this release.





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                                 THE KROGER CO.
                               SALES AND EARNINGS
                             WITH ONE-TIME EXPENSES
                     (in millions, except per share amounts)

                                2nd Quarter                       2 Quarters
                         --------------------------        --------------------------
                           1999            1998 (1)          1999            1998 (2)
                         --------         ---------        --------         ---------
Sales                    $ 10,289         $  9,947         $ 23,782         $ 20,376
                         ========         ========         ========         ========

EBITDA (3)               $    705         $    652         $  1,584         $  1,294

LIFO                     $     --         $      9         $     12         $     19

Interest                 $    148         $    155         $    347         $    319

Depreciation             $    198         $    182         $    449         $    380

Amortization             $     23         $     21         $     53         $     43

One-time
items (4)                $    230         $    100         $    270         $    355
                         --------         --------         --------         --------

Pre-tax earnings
earnings before
extraordinary
item                     $    106         $    185         $    453         $    178

Tax expense              $     50         $     85         $    190         $     97
                         --------         --------         --------         --------

Earnings before
extraordinary
item                     $     56         $    100         $    263         $     81

Extraordinary
item (5)                 $    (10)        $     (1)        $    (10)        $   (222)
                         --------         --------         --------         --------

Net earnings             $     46         $     99         $    253         $   (141)
                         ========         ========         ========         ========


Diluted earnings
per common
share:

From operations          $   0.06         $   0.12         $   0.30         $   0.10

From extra-
ordinary item (5)        $  (0.01)        $     --         $  (0.01)        $  (0.26)
                         --------         --------         --------         --------

Diluted net
earnings per
common share             $   0.05         $   0.12         $   0.29         $  (0.16)
                         ========         ========         ========         ========

Number of shares
used in diluted
per share
calculation                   860              854              861              846


(1) The information for the second quarter of 1998 includes the results of operations of The Kroger Co. for the 12 weeks ended June 13, 1998, its wholly owned subsidiary, Dillon Companies Inc., for the 13 weeks ended June 27, 1998, and its wholly owned subsidiary, Fred Meyer, Inc., for the 12 weeks ended August 15, 1998.

(2) The information for the first two quarters of 1998 includes the results of operations of The Kroger Co. for the 24 weeks ended June 13, 1998, its wholly owned subsidiary, Dillon Companies Inc., for the 26 weeks ended June 27, 1998, and its wholly owned subsidiary, Fred Meyer, Inc., for the 28 weeks ended August 15, 1998.

(3) EBITDA, as defined in our credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO and one-time items.

(4) The one-time items in the second quarter of 1999 are costs related to mergers ($230 million). The one-time items in the first two quarters of 1999 are costs related to mergers ($270 million). The one-time items in the second quarter of 1998 are costs related to mergers ($48 million), logistic initiatives ($41 million), and accounting and operations consolidations in Texas ($11 million). The one-time items in the first two quarters of 1998 are costs related to mergers ($213 million), logistic initiatives ($41 million), accounting and operations consolidations in Texas ($11 million), and charges related to an accounting change ($90 million).

(5) From the early retirement of debt.



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                                 THE KROGER CO.
                               SALES AND EARNINGS
                            WITHOUT ONE-TIME EXPENSES
                     (in millions, except per share amounts)


                                2nd Quarter                       2 Quarters
                         --------------------------        --------------------------
                           1999            1998 (1)          1999            1998 (2)
                         --------         ---------        --------         ---------
Sales                    $ 10,289         $  9,947         $ 23,782         $ 20,376
                         ========         ========         ========         ========

EBITDA (3)               $    705         $    652         $  1,584         $  1,294

LIFO                     $     --         $      9         $     12         $     19

Interest                 $    148         $    155         $    347         $    319

Depreciation             $    198         $    182         $    449         $    380

Amortization             $     23         $     20         $     53         $     43
                         --------         --------         --------         --------

Pre-tax earnings
earnings before
extraordinary
item                     $    336         $    286         $    723         $    533

Tax expense              $    134         $    117         $    290         $    219
                         --------         --------         --------         --------

Earnings before
extraordinary
item                     $    202         $    169         $    433         $    314

Extraordinary
item (4)                 $    (10)        $     (1)        $    (10)        $   (222)
                         --------         --------         --------         --------

Net earnings             $    192         $    168         $    423         $     92
                         ========         ========         ========         ========


Diluted earnings
per common
share:

From operations          $   0.24         $   0.20         $   0.50         $   0.37

From extra-
ordinary item (4)        $  (0.01)        $     --         $  (0.01)        $  (0.26)
                         --------         --------         --------         --------

Diluted net
earnings per
common share             $   0.23         $   0.20         $   0.49         $   0.11
                         ========         ========         ========         ========

Number of shares
used in diluted
per share
calculation                   860              854              861              846


(1) The information for the second quarter of 1998 includes the results of operations of The Kroger Co. for the 12 weeks ended June 13, 1998, its wholly owned subsidiary, Dillon Companies Inc., for the 13 weeks ended June 27, 1998, and its wholly owned subsidiary, Fred Meyer, Inc., for the 12 weeks ended August 15, 1998.

(2) The information for the first two quarters of 1998 includes the results of operations of The Kroger Co. for the 24 weeks ended June 13, 1998, its wholly owned subsidiary, Dillon Companies Inc., for the 26 weeks ended June 27, 1998, and its wholly owned subsidiary, Fred Meyer, Inc., for the 28 weeks ended August 15, 1998.

(3) EBITDA, as defined in our credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO and one-time items.

(4) From the early retirement of debt.